Calculation of Filing Fee Tables
S-8
BeOne Medicines Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value $0.0001 per share	Other	75,400,000	$ 20.57	$ 1,550,978,000.00	0.0001381	$ 214,190.06
2	Equity	Ordinary Shares, par value $0.0001 per share	Other	3,250,000	$ 17.49	$ 56,842,500.00	0.0001381	$ 7,849.95
Total Offering Amounts:						$ 1,607,820,500.00		$ 222,040.01
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 222,040.01
Offering Note
[1]	1(a) These shares may be represented by the Registrant's American Depositary Shares ("ADSs"). Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-286725). 1(b) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant which become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares. 1(c) Represents an increase of 75,400,000 Ordinary Shares under the Registrant's Fifth Amended and Restated 2016 Share Option and Incentive Plan, effective June 11, 2026 (the "2016 Plan"). Ordinary Shares available for issuance under the 2016 Plan were previously registered on Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 5, 2016 (File No. 333-209410), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025, March 22, 2017 (File No. 333-216885), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025, February 28, 2018 (File No. 333-223319), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025, December 13, 2018 (File No. 333-228786), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025, August 6, 2020 (File No. 333-241697), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025, August 8, 2022 (File No. 333-266639), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025, and June 5, 2024 (File No. 333-279980), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025. 1(d) Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee on basis of $20.57, the average of the high and low prices of the Registrant's ADSs, as quoted on the Nasdaq Global Select Market on June 10, 2026.

[2]	2(a) These shares may be represented by ADSs. Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-286725). 2(b) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares of the Registrant which become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares. 2(c) Represents an increase of 3,250,000 Ordinary Shares under the Registrant's Sixth Amended and Restated 2018 Employee Share Purchase Plan, effective June 11, 2026 (the "2018 ESPP"). Ordinary Shares available for issuance under the 2018 ESPP were previously registered on Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 8, 2018 (File No. 333-225543), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025, December 13, 2018 (File No. 333-228786), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025, and June 5, 2024 (File No. 333-279980), as amended by Post-Effective Amendment No. 1 thereto filed on May 27, 2025. 2(d) Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee on basis of $17.49, which is 85% of the average of the high and low prices of the Registrant's ADSs, as quoted on the Nasdaq Global Select Market on June 10, 2026. Pursuant to the 2018 ESPP, shares are purchased at a price equal to 85% of the fair market value of our ordinary shares on either the first business day of the offering period or the last business day of the offering period, whichever is lower.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources